Exhibit 99.1

Oplink Reports Fourth Quarter and Fiscal Year 2014 Financial Results

Fremont, Calif., -- August 7, 2014 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of optical communication components, intelligent modules and subsystems, today reported its financial results for its fourth quarter and fiscal year ended June 29, 2014.

Revenue for the fourth quarter was $51.5 million, up from $48.1 million in the prior quarter, and up from fourth quarter fiscal 2013 revenue of $49.3 million.

GAAP net loss was $4.2 million, or $(0.23) per diluted share, compared to a net loss of $0.5 million, or ($0.03) per diluted share, in the prior quarter and net income of $4.5 million, or $0.23 per diluted share, reported for the fourth quarter of fiscal 2013.  The GAAP net loss for the fourth quarter of fiscal 2014 was due primarily to a $4.9 million reserve for excess inventory relating to the Oplink Connected business as part of the Company's recently announced decision to seek strategic alternatives for that business.  Excluding this inventory reserve, Oplink Connected expenses for the quarter totaled $2.3 million.

Non-GAAP net income for the fourth quarter was $1.8 million, or $0.10 per diluted share, compared to non-GAAP net income of $0.3 million, or $0.01 per diluted share, reported in the prior quarter, and non-GAAP net income of $4.7 million, or $0.24 per diluted share, reported for the fourth quarter of fiscal 2013.

Oplink repurchased $18.2 million of its stock during the fourth quarter and closed the quarter with cash and marketable securities of $140 million.

For the full 2014 fiscal year, revenue was $204.8 million, up from $183.4 million for the 2013 fiscal year.  GAAP net loss for fiscal 2014 was $1.2 million, or $(0.06) per diluted share, compared to net income of $13.4 million, or $0.69 per diluted share, in fiscal 2013.  Non-GAAP net income for fiscal 2014 was $8.5 million, or $0.44 per diluted share, compared to non-GAAP net income of $17.6 million, or $0.91 per diluted share, reported for fiscal 2013.

A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

"We are extremely pleased with our fourth quarter performance, which was driven primarily by meaningful demand in the North American telecom and datacom markets, as well as continued wireless network build-out in China," said Joe Liu, Chairman and CEO of Oplink.  "These results highlight the fundamental strength of our core optical business, and we are intently focused on capitalizing on the significant growth opportunities ahead."

Liu continued, "Following constructive conversations over the last several months with a number of our shareholders, on July 29, 2014, we announced the commencement of a process to seek strategic alternatives for the Oplink Connected business as well as a number of key initiatives to enhance shareholder value, including a significant expansion to our existing share repurchase program; the initiation of a quarterly dividend to shareholders beginning in the first quarter of fiscal 2015; and a plan to expand Oplink's Board of Directors by up to two members in order to add further industry expertise.  We are moving quickly on these initiatives and have already begun contacting prospective buyers for the Connected business.  While it is early in the process and premature to speculate about the outcome, we believe this is the right decision for the Connected business, our company and our investors."

Business Outlook for the Quarter Ending September 28, 2014
For the quarter ending September 28, 2014, the Company expects to report revenue of $53 to $57 million and GAAP net income from continuing operations of $0.14 to $0.20 per diluted share.  Income from continuing operations excludes the results of the Oplink Connected business, which will be classified as discontinued operations beginning with the September quarter.  The Company expects to report non-GAAP net income from continuing operations of $0.22 to $0.28, which will exclude stock compensation, amortization of intangible assets, expenses relating to initiatives announced on July 29, 2014 and other non-cash or non-recurring charges.  Expenses for the Oplink Connected business, including expenses relating to the process to seek strategic alternatives for the business, are expected to be approximately $3.5 million.

Conference Call Information
Oplink will host a conference call and live webcast to discuss its financial results and the other matters referred to above at 2:00 p.m. Pacific Time on August 7, 2014.  The conference call can be accessed by dialing 1-888-437-9445, or 1-719-457-2727 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink's corporate website at www.oplink.com and a replay will be available beginning August 8, 2014 until Oplink's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning August 8, 2014 until 5:00 p.m. Pacific Time on August 14, 2014, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 8971928#.

Non-GAAP Financial Measures
In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

Cautionary Statement
This press release contains forward-looking statements, including without limitation the statements relating to (a) the possible sale of the Oplink Connected business, (b) potential future repurchases of the Company's stock, (c) the planned expansion of the Company's board of directors by up to two additional members, and (d) expected financial results for the quarter ending September 28, 2014.  These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) the risk that the process being undertaken to seek the sale of the Oplink Connected business fails to identify any parties willing to acquire or invest in that business; (2) potential changes in circumstances that lead Oplink to scale back stock repurchases; (3) the risk that the process of identifying qualified candidates interested in serving on Oplink's board of directors is more difficult or time-consuming that expected; (4) possible reductions in customer orders or delays in shipments of products to customers; (5) Oplink's reliance on third parties to supply critical components and materials for its products; (6) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (7) increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; (8) changes in our effective tax rate, which could reduce our net income; and (9) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information
The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies by the Company.  Promptly after filing any definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a WHITE proxy card to each stockholder of the Company entitled to execute, withhold or revoke proxies relating to the proxy solicitation.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, and at the Company's website at www.oplink.com.

Certain Information Regarding Participants
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proxy solicitation by the Company. Stockholders may obtain information regarding the names, affiliations and interests of the Company's directors and executive officers in the Company's Annual Report on Form 10-K for the year ended June 30, 2013, which was filed with the SEC on September 13, 2013, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending June 30, 2014, filed on November 8, 2013, February 7, 2014 and May 9, 2014, respectively, and its proxy statement for the 2013 Annual Meeting, which was filed with the SEC on October 1, 2013.  To the extent holdings of the Company's securities have changed since the amounts printed in the proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on the Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the interests of these participants in any solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge through the website maintained by the SEC at www.sec.gov, and at the Company's website at www.oplink.com.

About Oplink
Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

Contacts
Steven Goldberg / Megan Bouchier / Reze Wong
Sard Verbinnen & Co
(415) 618-8750

Dan Burch / Larry Dennedy
MacKenzie Partners, Inc
(212) 929-5500

(TABLES TO FOLLOW)
###

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 29,	June 30,
	2014	2013
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$41,819	$65,014
Short-term investments	87,656	105,829
Accounts receivable, net	43,619	40,735
Inventories	38,771	30,028
Prepaid expenses and other current assets	5,345	7,029
Deferred tax assets	815	809
Total current assets	218,025	249,444
Property, plant and equipment, net	52,113	47,687
Long-term investments	10,442	3,307
Goodwill and intangible assets, net	919	1,146
Deferred tax assets	7,792	7,083
Other assets	13,402	16,504
Total assets	$302,693	$325,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,816	$18,166
Accrued liabilities and other current liabilities	15,089	13,579
Total current liabilities	30,905	31,745
Non-current liabilities	11,539	10,225
Total liabilities	42,444	41,970
Stockholders' equity	260,249	283,201
Total liabilities and stockholders' equity	$302,693	$325,171

(1)	The June 30, 2013 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Years Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2014	2014	2013	2014	2013
		(Unaudited)		(Unaudited)	(1)

Revenues	$51,458	$48,108	$49,293	$204,781	$183,400
Cost of revenues	41,099	34,081	31,774	146,752	117,072
Gross profit	10,359	14,027	17,519	58,029	66,328
Operating expenses:
Research and development	7,170	7,332	6,794	28,105	24,336
Sales and marketing	4,335	4,107	3,750	16,226	13,900
General and administrative	1,952	2,015	2,273	8,236	8,710
Stock-based compensation expense	1,165	1,238	1,323	5,530	5,483
Amortization of intangible assets	10	10	86	84	359
Net loss (gain) on sale/disposal of assets	13	48	(1,377)	234	(1,647)
Total operating expenses	14,645	14,750	12,849	58,415	51,141
(Loss) income from operations	(4,286)	(723)	4,670	(386)	15,187
Interest and other income, net	898	819	1,809	1,769	2,688
(Loss) income before provision for income taxes	(3,388)	96	6,479	1,383	17,875
Provision for income taxes	810	620	1,978	2,600	4,504
Net (loss) income	$(4,198)	$(524)	$4,501	$(1,217)	$13,371

Net (loss) income per share:
Basic	$(0.23)	$(0.03)	$0.24	$(0.06)	$0.70
Diluted	$(0.23)	$(0.03)	$0.23	$(0.06)	$0.69

Shares used in per share calculation:
Basic	18,157	19,066	19,105	18,956	19,080
Diluted	18,157	19,066	19,390	18,956	19,388

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Years Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2014	2014	2013	2014	2013
	(Unaudited)			(Unaudited)
Reconciliation of GAAP net (loss) income to non-GAAP gross profit:
Net (loss) income, GAAP	$(4,198)	$(524)	$4,501	$(1,217)	$13,371
Adjustments to measure non-GAAP:
Related to cost of revenues:
Reserve for excess inventory related to Oplink Connected	4,884	-	-	4,884	-
Stock-based compensation expense	88	79	91	341	344
Amortization of intangible assets	36	36	35	143	143
Total related to cost of revenues	5,008	115	126	5,368	487

Related to operating expenses:
Stock-based compensation expense	1,165	1,238	1,323	5,530	5,483
Amortization of intangible assets	10	10	86	84	359
Total related to operating expenses	1,175	1,248	1,409	5,614	5,842

Gain on sale of equity investments	(578)	(344)	(1,761)	(922)	(1,761)
Tax effects on non-GAAP adjustments	345	(225)	430	(386)	(329)

Non-GAAP net income	$1,752	$270	$4,705	$8,457	$17,610

Net income per share, non-GAAP:
Basic	$0.10	$0.01	$0.25	$0.45	$0.92
Diluted	$0.10	$0.01	$0.24	$0.44	$0.91

Shares used in per share calculation:
Basic	18,157	19,066	19,105	18,956	19,080
Diluted	18,363	19,273	19,390	19,197	19,388

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$10,359	$14,027	$17,519	$58,029	$66,328
Reserve for excess inventory related to Oplink Connected	4,884	-	-	4,884	-
Stock-based compensation expense included in cost of revenues	88	79	91	341	344
Amortization of intangible assets included in cost of revenues	36	36	35	143	143
Non-GAAP gross profit	$15,367	$14,142	$17,645	$63,397	$66,815

GAAP gross margin rate	20.1%	29.2%	35.5%	28.3%	36.2%
Non-GAAP gross margin rate	29.9%	29.4%	35.8%	31.0%	36.4%

(1)	The condensed consolidated statement of operations for the year ended June 30, 2013 has been derived from audited financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Years Ended
	June 29,	June 30,
	2014	2013
	(Unaudited)	(1)
Cash flows from operating activities:
Net (loss) income	$(1,217)	$13,371
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,828	7,233
Amortization of intangible assets	227	502
Stock-based compensation expense	5,871	5,827
Deferred income taxes	(873)	1,084
Net gain on sale/disposal of assets and equity investments	(262)	(3,481)
Other	825	810
Change in assets and liabilities	(8,591)	(5,604)
Net cash provided by operating activities	4,808	19,742

Cash flows from investing activities:
Net maturities (purchases) of investments	7,262	(25,208)
Net purchases of property, plant and equipment	(10,403)	(7,564)
Net sales of cost or equity investments	6,856	3,782
Business acquisition	-	(1,090)
Net cash provided by (used in) investing activities	3,715	(30,080)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,134	3,487
Repurchase of common stock	(33,297)	(8,320)
Other	(1,527)	(1,205)
Net cash used in financing activities	(31,690)	(6,038)

Effect of exchange rate changes on cash and cash equivalents	(28)	157
Net decrease in cash and cash equivalents	(23,195)	(16,219)
Cash and cash equivalents, beginning of period	65,014	81,233
Cash and cash equivalents, end of period	$41,819	$65,014

(1)	The condensed consolidated statement of cash flows for the year ended June 30, 2013 has been derived from audited financial statements at that date.